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                            TAX ALLOCATION AGREEMENT

        THIS TAX ALLOCATION AGREEMENT (this "Agreement"), dated as of ____, 1999 by and between Crane Co., a Delaware corporation ("Crane"), and Huttig Building Products, Inc., a Delaware corporation and a wholly owned, indirect subsidiary of Crane ("Huttig").

                              W I T N E S S E T H:
                              - - - - - - - - - -

        WHEREAS, Crane, Huttig and Crane International Holdings, Inc. ("Crane International"), a Delaware corporation and a wholly owned subsidiary of Crane and direct owner of all of the outstanding stock of Huttig have entered into a Distribution Agreement dated as of ____, 1999 (the "Distribution Agreement"), providing for the Distribution (as defined in the Distribution Agreement) of all of the outstanding stock of Huttig to Crane's shareholders;

        WHEREAS, the Board of Directors of Crane and Crane International have approved the Distribution Agreement;

        WHEREAS, the execution and delivery of this Agreement by the parties hereto is a condition to the obligations of the parties to the Distribution Agreement to consummate the Distribution; and

        WHEREAS, Crane on behalf of itself and the Crane Group (as defined herein) and Huttig, on behalf of itself and the Huttig Group (as defined herein), wish to provide for the allocation between the Crane Group and the Huttig Group of all responsibilities, liabilities and benefits relating to or affecting Taxes (as defined herein) paid or payable by either of them for all taxable periods, whether beginning before, on or after the Distribution Date (as defined herein) and to provide for certain other matters.

        NOW, THEREFORE, in consideration of the premises and of the respective covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

        Section 1.1. DEFINITIONS. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to such terms in the Distribution Agreement, as the case may be. As used in this Agreement, the following terms shall have the following respective meanings:

        "Actually Realized" or "Actually Realizes" means, for purposes of determining the timing of any Taxes (or related Tax cost or benefit) relating to any Payment, transaction, occurrence or event (including the receipt of any Tax Refund), the time at which the amount of Taxes payable by such person is increased above or reduced below, as the case may be, the

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amount of Taxes that such person would be required to pay but for such payment, transaction, occurrence or event.

        "Affiliate" means with respect to each of the parties hereto, (i) a corporation, partnership, limited liability company, trust, joint venture or other business entity in which 50% or more of the outstanding equity or voting power is owned (directly or indirectly) by such party, and (ii) a partnership in which a general partner interest is owned by such party. For purposes of this Agreement, in no event shall Crane or Huttig be treated as an Affiliate of the other.

        "Affiliated Group" means the affiliated group of corporations within the meaning of Section 1504 of the Code of which Crane is the common parent.

        "Code" means the Internal Revenue Code of 1986, as amended, and shall include corresponding provisions of any subsequently enacted Federal Tax laws.

        "The Crane Group" means, solely for purposes of this Agreement, Crane and its Affiliates, other than Huttig and its Affiliates (determined after giving effect to the Distribution).

        "Crane Tax Difference" has the meaning set forth in Section 4.1(b).

        "Crane Tax Item" means a Tax Item that is attributable to the Crane Group and is not a Huttig Tax Item.

        "Consolidated Federal Tax Returns" are the Federal Tax Returns for the Affiliated Group filed on a consolidated basis pursuant to Section 1501 of the Code for any Pre-Distribution Taxable Period.

        "Consolidated State Tax Returns" are the state Tax Returns for the Affiliated Group filed on a consolidated, unitary or combined basis pursuant to the laws of any state Taxing Authority for any Pre-Distribution Taxable Period.

        "Distribution" means the distributions of Huttig Common Stock to Crane and to the holders of Crane Common Stock pursuant to the Distribution Agreement.

        "Distribution Agreement" mean the Distribution Agreement dated as of _______, 1999 among Crane, Huttig and Crane International Holdings, Inc.

        "Distribution Date" means the date on which the Distribution occurs or is deemed to occur for Federal Income Tax purposes and shall be deemed effective as of the close of business on such date.

        "Group" means either the Crane Group or the Huttig Group, as the context provides.

        "Huttig Group" means Huttig and its Affiliates, determined immediately after the Distribution, specifically, Rondel's Inc. and CIPCO Inc.

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

        "Huttig Tax Item" means a Tax Item solely attributable to the Huttig Group.

        "Income Tax Benefit" means for any taxable period the excess of (i) the Income Tax liability of the taxpayer for the taxable period calculated as if the Timing Difference or Reverse Timing Difference, as the case may be, had not occurred but with all other facts unchanged, over (ii) the Income Tax liability of the taxpayer for the taxable period, calculated taking into account the Timing Difference or Reverse Timing Difference, as the case may be (treating an Income Tax Refund as a negative Income Tax liability for purposes of such calculation).

        "Income Tax Detriment" means for any taxable period the excess of (i) the Income tax liability of the taxpayer for the taxable period, calculated taking into account the Timing Difference or Reverse Timing Difference, as the case may be, over (ii) the Income Tax liability of the taxpayer for the taxable period, calculated as if the Timing Difference or Reverse Timing Difference, as the case may be, had not occurred but with all other facts unchanged (treating an Income Tax Refund as a negative Income Tax liability for purposes of such calculation).

        "Income Taxes" means any Tax based upon, measured by, or calculated with respect to (i) net income or profits (including, but not limited to, any capital gains, alternative minimum Tax and any Tax on items of Tax preference, but not including sales, use, real property gains, real or personal property, gross or net receipts, transfer or similar Taxes) or (ii) multiple bases (including, but not limited to, corporate franchise, doing business or occupation Taxes) if one or more of the bases upon which such Tax may be based, measured by, or calculated with respect to, is described in clause (i) above.

        "Indemnitee" has the meaning set forth in Section 6.2.

        "Indemnitor" has the meaning set forth in Section 6.2.

        "Indemnity Issue" has the meaning set forth in Section 6.2.

        "IRS" means the Internal Revenue Service.

        "Loss Group" has the meaning set forth in Section 4.1(a)(ii).

        "Opinion of Counsel" means an opinion of independent tax counsel of recognized national standing and experienced in the issues to be addressed and otherwise reasonably acceptable to Crane, which sets forth an Unqualified Tax Opinion in form and substance satisfactory to Crane. In no event shall Crane be required to conclude that an opinion is satisfactory if there is any risk, however remote, that the transaction which is the subject of the opinion will cause the Distribution to be taxable to any extent under the Code in a manner inconsistent with the rulings requested in the Ruling Request.

        "Post-Distribution Taxable Period" means a taxable period beginning after the Distribution Date.

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        "Post-Tax Indemnification Period" means any Post-Distribution Taxable
Period and that portion of any Straddle Period that begins on the day after the Distribution Date.

        "Pre-Distribution Taxable Period" means a taxable period ending on or before the Distribution Date.

        "Restricted Period" means the two year period beginning on the Distribution Date.

        "Reverse Timing Difference" means an increase in income, gain or recapture, or a decrease in deduction, loss or credit, as calculated for Income Tax purposes, of the taxpayer for any Tax Indemnification Period coupled with an increase in deduction, loss or credit, or a decrease in income, gain or recapture, of the taxpayer for any Post-Tax Indemnification Period.

        "Ruling Request" means the request for rulings (including all appendices, exhibits and supplements) under Section 355 of the Code, dated July 2, 1999 and filed with the IRS National Office on behalf of Crane, in respect of the Distribution.

        "Straddle Period" means a taxable period that begins before and includes but does not end on the Distribution Date.

        "Tax" or "Taxes" means all forms of taxation, whenever created or imposed, and whether imposed by a local, municipal, governmental, state, foreign, federal or other body, and without limiting the generality of the foregoing, shall include income, sales, use, ad valorem, gross receipts, license, value added, franchise, transfer, recording, withholding, payroll, wage withholding, employment, excise, occupation, unemployment insurance, social security, business license, business organization, stamp, environmental, premium and property taxes, together with any related interest (including the actual interest that would have accrued if there were no netting of Taxes), penalties and additions to any such tax, or additional amounts imposed by any Taxing Authority (domestic or foreign) upon the Crane Group or the Huttig Group.

        "Tax Audit Proceeding" means any audit or other examination, judicial or administrative proceeding relating to liability for, or refunds or adjustments with respect to, Taxes.

        "Tax Binder" means the annual information package prepared by Huttig for use by Crane in preparing state and federal tax returns.

        "Tax Contest" has the meaning set forth in Section 6.2.

        "Tax Deficiency" means a net increase in Taxes payable as a result of a Tax Audit Proceeding or an amendment of a Tax Return or an event having a similar effect.

        "Tax Indemnification Period" means any Pre-Distribution Taxable Period and that portion of any Straddle Period that ends on and includes the Distribution Date.

        "Tax Item" means any item of income, gain, loss, deduction, credit, provisions for reserves, recapture of credits or any other item which is taken into account in determining taxable income or is otherwise taken into account in determining Taxes paid or payable, including an adjustment under Section 481 of the Code resulting from a change in accounting method, and amounts of property, payroll, sales or other items that are relevant to the apportionment, allocation and determination of Taxes for purposes of determining Tax liabilities other than Federal Income Tax liability.

        "Tax Records" has the meaning set forth in Section 7.2

        "Tax Refund" means a refund of Taxes (including a reduction in Taxes as a result of the utilization of any credit or any offset against Taxes or Tax Items) reduced (but not below zero) by any net increase in Taxes Actually Realized by the recipient (or its Affiliate) thereof as a result of the receipt thereof.

        "Tax Return" means any return, filing, questionnaire, information return or other document required to be filed, including requests for extensions of time, filings made with respect to estimated tax payments, claims for refund and amended returns that may be filed, for any period with any Taxing Authority (whether domestic or foreign) in connection with any Tax or Taxes (whether or not a payment is required to be made with respect to such filing).

        "Taxing Authority" means any governmental or quasi-governmental body exercising any Taxing authority or Tax regulatory authority.

        "Timing Difference" means an increase in income, gain or recapture, or a decrease in deduction, loss or credit, as calculated for Income Tax purposes, of the taxpayer for any Post-Tax Indemnification Period coupled with an increase in deduction, loss or credit, or a decrease in income, gain or recapture, of the taxpayer for any Tax Indemnification Period.

        "Unqualified Tax Opinion" means an unqualified "will" opinion of tax counsel to the effect that a transaction does not disqualify the Distribution from qualifying for tax-deferred treatment for the shareholders of Crane and any member of the Crane Group under Code (section) 355 and any other applicable sections of the Code, assuming that the Distribution would have qualified for tax-deferred treatment if such transaction did not occur. An Unqualified Tax Opinion may rely upon, and assume the accuracy of, any representations contained in the Ruling Request, and any representations contained in an officer's certificate delivered by an officer of Crane or Huttig to such counsel.

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                                   ARTICLE II
                      PREPARATION AND FILING OF TAX RETURNS


        Section 2.1. PREPARATION OF TAX RETURNS.

            (a) Consistent with Agreements. Each of the parties to this Agreement agrees to, and to cause each of its relevant Affiliates to, report the Distribution as a series of transactions that satisfy the requirements of Code
Section 355.

            (b) Consistent with Past Practice. Except for any accounting method changes pursuant to applications that are approved by the IRS, all Tax Returns described in Section 2.2 filed after the date of this Agreement, in the absence of a controlling change in law or circumstance, shall be prepared on a basis consistent with the elections, accounting methods, conventions and principles of taxation used for the most recent taxable periods for which Tax Returns involving similar Tax Items have been filed. Subject to the provisions of this Agreement, all decisions relating to the preparation of Tax Returns shall be made in the sole discretion of the party responsible under this Agreement for such preparation.

            (c) Huttig Obligations. Huttig agrees to cooperate in good faith with Crane to determine the appropriate amount of Tax Items, if any, attributable to the Crane Group to be reflected on any Tax Returns for Straddle Periods to be prepared by Crane in accordance with Section 2.2(c). With respect to such Tax Returns, Huttig (i) will deliver to Crane no later than 60 days after the Closing Date a Tax Binder for itself and each Affiliate for such taxable years and (ii) will consult with Crane with respect to the application of the Tax Items to be shown on the Tax Returns. Huttig will inform and consult with Crane regarding any Tax Audit Proceedings or any other adjustments which would materially affect any of the Tax Items shown on the Tax Returns. Huttig shall provide Crane with comments and/or objections to such Tax Returns at least 21 days prior to the due date for filing such Tax Returns (giving effect to applicable extensions).

            (d) Crane Obligations. Crane agrees to cooperate in good faith with Huttig to determine the appropriate amount of Tax Items attributable to the Huttig Group to be reflected on any Tax Returns for Pre-Distribution Taxable Periods and Straddle Periods to be prepared and filed by Crane in accordance with Section 2.2(a), (b) and (c). Crane further agrees to (i) provide Huttig with a copy of each such Tax Return at least 10 days prior to the due date for filing of any such Tax Returns (giving effect to applicable extensions) for such taxable years and (ii) consult with Huttig with respect to the Tax Items to be shown on such Tax Returns. The computations made with respect to the Tax Returns shall be made, when applicable, on a basis consistent with the principles of Treasury Regulation (sections) 1.1502-76(b)(2). Crane will inform and consult with Huttig regarding any Tax Audit Proceedings or any other adjustments that would materially offset any of the Tax Items shown on the Tax Returns. Crane will provide Huttig with copies of all Tax Returns prepared and filed by Crane in accordance with Sections 2.2(a), (b) and (c) promptly after filing.

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        Section 2.2.  FILING OF TAX RETURNS.

            (a) Consolidated Federal Tax Returns and Consolidated State Tax Returns. The Consolidated Federal Tax Returns and the Consolidated State Tax Returns required to be filed after the date hereof shall be prepared or caused to be prepared and filed by Crane.

            (b) Pre-Distribution Taxable Period Tax Returns. All Tax Returns other than those described in Section 2.2(a) that are required to be filed for any Pre-Distribution Taxable Period shall be prepared and timely filed or caused to be prepared and timely filed by Crane.

            (c) Huttig Straddle Period Tax Returns. All Tax Returns other than those described in Section 2.2(a) which are required to be filed by any member of the Huttig Group for any Straddle Period shall be prepared and timely filed or caused to be prepared and timely filed by Huttig.

            (d) Crane Straddle Period Tax Returns. All Tax Returns other than those described in Section 2.2(a) which are required to be filed by any member of the Crane Group for any Straddle Period shall be prepared and timely filed or caused to be prepared and timely filed by Crane.

            (e) Post-Distribution Taxable Period Tax Returns. The filing of all Tax Returns for all Post-Distribution Taxable Periods shall be the responsibility of the Huttig Group if such Tax Returns relate to a member or members of the Huttig Group or their respective assets or businesses, and shall be the responsibility of the Crane Group if such Tax Returns relate to a member or members of the Crane Group or their respective assets or businesses.

        Section 2.3. DESIGNATION. Huttig hereby irrevocably designates, and agrees to cause each of its Affiliates to so designate, Crane as its agent to take any and all actions necessary or incidental to the preparation and filing of the Tax Returns described in Section 2.2(a), (b) and (d). Crane hereby irrevocably designates, and agrees to cause each of its Affiliates to so designate, Huttig as its agent to take any and all actions necessary or incidental to the preparation and filing of the Tax Returns described in Section 2.2(c).

                                   ARTICLE III
                                PAYMENT OF TAXES


        Section 3.1.  PAYMENT OF TAX LIABILITIES.

            (a) Consolidated and Pre-Distribution Tax Liabilities.

               (i) Huttig Liability. Except as otherwise provided in this Agreement, Huttig or a member of the Huttig Group shall pay or cause to be paid, directly to, or at the direction of, Crane (such direction may specify payment by direct wire transfer), at least two days prior to the date payment (including any estimated payment) thereof is due, all Taxes due with

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respect to the Tax Returns described in Section 2.2(a) and (b) that are attributable to any member or members of the Huttig Group, the respective assets or businesses of any member or members of the Huttig Group and any Huttig Tax Item.

               (ii) Crane Liability. Except as otherwise provided in this Agreement, Crane or a member of the Crane Group shall pay or cause to be paid, on a timely basis, all Taxes due with respect to the Tax Returns described in
Section 2.2(a) and (b) that are attributable to any member or members of the Crane Group, the respective assets or businesses of any member or members of the Crane Group and any Crane Tax Item.

            (b) Separate Straddle Period Tax Liabilities.

               (i) Huttig Liability. Except as otherwise provided in this Agreement, Huttig or a member of the Huttig Group shall pay or cause to be paid, on a timely basis, all Taxes due with respect to the Tax Returns described in
Section 2.2(c); provided, however, that Crane shall pay directly to, or at the direction of, Huttig (such direction may specify payment by direct wire transfer), at least two days prior to the date payment (including estimated payment) thereof is due, that portion of those Taxes due that are attributable to any member or members of the Crane Group, the respective assets or businesses of any member or members of the Crane Group or any Crane Tax Item.

               (ii) Crane Liability. Except as otherwise provided in this Agreement, Crane or a member of the Crane Group shall pay or cause to be paid, on a timely basis, all Taxes due with respect to the Tax Returns described in
Section 2.2(d); provided, however, that Huttig shall pay directly to, or at the direction of, Crane (such direction may specify payment by direct wire transfer), at least two days prior to the date payment (including estimated payment) thereof is due, that portion of those Taxes due that are attributable to any member or members of the Huttig Group, the respective assets or businesses of any member or members of the Huttig Group or any Huttig Tax Item.

            (c) Post-Distribution Taxable Period Tax Liabilities. Except as otherwise provided in this Agreement, all Taxes for all Post-Distribution Taxable Periods shall be paid or caused to be paid by the party responsible under this Agreement for filing the Tax Return pursuant to which such Taxes are due or, if no such Tax Returns are due, by the party liable, without regard to this Agreement, for such Taxes.

        Section 3.2.  TAX REFUNDS AND CARRYBACKS.

            (a) Retention and Payment of Tax Refunds. Except as otherwise provided in this Agreement, Huttig shall be entitled to retain, and to receive within 10 days after Actually Realized by the Crane Group, the portion of all Tax Refunds of Taxes for which the Huttig Group is liable pursuant to Section
3.1 or Section 6.1(a), and Crane shall be entitled to retain, and to receive within 10 days after Actually Realized by the Huttig Group, the portion of all Tax Refunds of Taxes for which the Crane Group is liable pursuant to Section 3.1 or Section 6.1(b). Notwithstanding the foregoing, (i) all Tax Refunds resulting from the carryback of any Crane

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Tax Item arising in a Post-Tax Indemnification Period to a Tax Indemnification
Period shall be for the account and benefit of the Crane Group and, if and to the extent Actually Realized by Huttig, Huttig shall pay over to Crane any such Tax Refund within 10 days after it is Actually Realized by Huttig or any member of the Huttig Group, (ii) all Tax Refunds resulting from the carryback of any Huttig Tax Item arising in a Post-Tax Indemnification Period to a Tax Indemnification Period shall be for the account of Huttig and, if and to the extent Actually Realized by Crane, Crane shall pay over to Huttig any such Tax Refund within 10 days after it is Actually Realized by Crane or any member of the Crane Group, (iii) all Tax Refunds resulting from the utilization of any Tax Items (such as the utilization of a minimum or foreign tax credit or Section 481(a) adjustments which reduce current year Taxes) attributable to the Huttig Group or the respective assets or businesses of any member or members of the Huttig Group arising in a Tax Indemnification Period shall be for the account of Huttig and, if and to the extent Actually Realized by Crane, Crane shall pay over to Huttig any such Tax Refund within 10 days after it is Actually Realized by Crane or any member of the Crane Group, and (iv) all Tax Refunds resulting from the utilization of any Tax Items (such as the utilization of a minimum or foreign tax credit or Section 481(a) adjustments which reduce current year Taxes) attributable to the Crane Group or the respective assets or businesses of any member or members of Crane Group arising in a Tax Indemnification Period shall be for the account of Crane and, if and to the extent Actually Realized by Huttig, Huttig shall pay over to Crane any such Tax Refund within 10 days after it is Actually Realized by Huttig or any member of the Huttig Group. In computing the amount of any Tax Refunds described in (i), (ii), (iii) or (iv) above, the party paying over such Tax Refunds shall be deemed to recognize all other items of income, gain, loss, deduction or credit for that taxable period together with the utilization of any Tax Item causing a Tax Refund described in this Section 3.2(b). Huttig and Crane and their respective Affiliates will use commercially reasonable efforts to claim and utilize the Tax Items referred to in (i), (ii), (iii) or (iv) in a manner which is designed to maximize (on a present value basis) the Tax Refunds described therein.

            (b) Refund Claims. Huttig shall be permitted to file at Huttig's sole expense, and Crane shall reasonably cooperate with Huttig in connection with, any claims for Tax Refunds to which Huttig is entitled pursuant to this
Section 3.2 or any other provision of this Agreement. Huttig shall reimburse Crane for any reasonable out-of-pocket costs and expenses incurred by any member of the Crane Group in connection with such cooperation. Crane shall be permitted to file at Crane's sole expense, and Huttig shall reasonably cooperate with Crane in connection with, any claims for Tax Refund to which Crane is entitled pursuant to this Section 3.2 or any other provision of this Agreement. Crane shall reimburse Huttig for any reasonable out-of-pocket costs and expenses incurred by any member of the Huttig Group in connection with such cooperation. Any claim for a Tax Refund under this Section 3.2 to which Huttig is entitled and which relates to a Tax Return for which Crane is required to file under
Section 2.2 shall be subject to the Crane Group's consent (such consent not to be unreasonably withheld). A copy of a claim for any Tax Refund to which either party is entitled to file under this Section 3.2 shall be provided to the other party no later than 30 days prior to the filing of such Tax Refund claim. In the event that Huttig and Crane are each entitled to file a Tax Refund claim pursuant to this Section 3.2 for the same period, such Tax Refunds of Crane and Huttig shall be allocated in a

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manner corresponding to the allocation and calculation of Taxes for such periods under Article IV.

                                   ARTICLE IV
                       ALLOCATION AND CALCULATION OF TAXES

        Section 4.1.    ALLOCATIONS.

            (a) (i) In the case of any Consolidated Federal Tax Return described in Section 2.2(a), the Crane Group and the Huttig Group will each be allocated the portion of such Taxes due with respect to such Tax Returns attributable to each Group, the respective assets or businesses of any member or members of each Group and any Tax Item of each Group. This allocation shall be made in accordance with the principles set forth in Treasury Regulation Section 1.1552-1(a)(2) on the basis of the percentage of the total Tax liability for each Group, if computed on a separate consolidated federal income tax return of each Group, would bear to the aggregate amount of such Tax liability of the Crane Group and the Huttig Group so computed.

               (ii) The principles of Treasury Regulation Section 1.1502-33(d)(3) also shall apply to the allocation set forth in Section 4.1(a)(i). If the amount of the Affiliated Group's consolidated federal income tax liability is less than the sum of the aggregate separate return tax liabilities of the Huttig Group and the Crane Group (as computed pursuant to Section 4.1(a)(i) above) due to losses or tax credits of one Group (including losses or tax credits carried over from prior years), the decrease in tax liability resulting therefrom shall be allocated 100 percent to that Group. A Group thus may have a "negative" income tax liability as a result of such an allocation (a "Loss Group"). If a Loss Group exists, the other Group shall pay to the Loss Group an amount equal to such "negative" income tax liability. In other words, if Tax attributes (e.g., losses or tax credits) of one Group are utilized by the other Group to reduce taxable income or Tax, as the case may be, the Group utilizing such Tax attributes shall pay to the other Group, with respect to losses, an amount equal to such reduction in taxable income resulting from the utilization of such losses multiplied by the top marginal federal corporate income Tax rate actually used by the Group utilizing the losses in calculating its deemed Tax liability (prior to the application of Tax credits against such liability) under this Section 4.1(a) for the taxable period during which such losses are utilized and, with respect to Tax credits, an amount equal to the actual amount by which the deemed Tax liability calculated pursuant to this Section 4.1(a) is reduced by such Tax credits for the taxable period during which such Tax credits are utilized. Any such payments shall be consistent with the procedures and timing set forth in Section 3.1(b) hereof.

            (b) In the case of any Tax Return described in Section 2.2(b) to be prepared by Crane or any Consolidated State Tax Returns described in Section 2.2(a) or any Tax returns described in Section 2.2(c), the Huttig Group will be allocated all of the Taxes due with respect to each such Tax Return; provided, however, if a Crane Tax Item is included in any such Tax Return, the Taxes that would be due with respect to such Tax Return, calculated as if the Crane Tax Item had not been included but with all other Tax Items unchanged, shall be subtracted from the Taxes due with respect to such Tax Return taking into account the Crane Tax Items (the

"Crane Tax Difference"). If the Crane Tax Difference is a positive amount, the Crane Group shall be allocated an amount of Taxes due on such Tax Return equal to the Crane Tax Difference. If the Crane Tax Difference is a negative amount, the Huttig Group shall pay to the Crane Group an amount equal to the Crane Tax Difference consistent with the procedures and timing set forth in Section 3.1(b) hereof.

            (c) In the case of any Tax Return described in Section 2.2(d), the principles set out in Section 4.1(b) hereof shall govern.

            (d) In the case of any Tax Return described in Section 2.2(e) to be filed by Huttig, the Huttig Group will be allocated all the Taxes due with respect to each such Tax Return.

            (e) In the case of any Tax Return described in Section 2.2(e) to be filed by Crane, the Crane Group will be allocated all the Taxes due with respect to each such Tax Return.

            (f) The allocations under this Section 4.1 shall be determined in a manner consistent with the principles set forth in Section 4.3.

        Section 4.2. CALCULATIONS AND DETERMINATIONS. All calculations and determinations required to be made pursuant to this Agreement (including the calculation in Section 4.1) shall be made in good faith by the party making such calculations or determinations. Except for any accounting method changes pursuant to applications for accounting method changes filed prior to the date hereof and any accounting method elections and changes that may be effective as of the day after the Distribution Date, all calculations and determinations required to be made pursuant to this Agreement (including the calculation in Section 4.1), shall be made, in the absence of a controlling change in law or circumstance, on a basis consistent with the elections, accounting methods, conventions and principles of taxation used for the most recent taxable periods for which Tax Returns involving similar Tax Items have been filed.

        Section 4.3. PRINCIPLES OF DETERMINATION. In implementing this Agreement, except as otherwise specifically provided, the parties shall make any adjustments that are necessary to ensure that, with respect to Taxes for Straddle Periods or Pre-Distribution Taxable Periods, payments and reimbursements between the parties reflect the principles that (i) Huttig is to bear responsibility only for that portion of Taxes for Straddle Periods and Pre-Distribution Taxable Periods that are attributable to the Huttig Group, the respective assets or businesses of any member or members of the Huttig Group and any Huttig Tax Item, (ii) Crane is to bear responsibility for all other Taxes for Straddle Periods and Pre-Distribution Taxable Periods, (iii) Crane is responsible for all Taxes for Post-Distribution Taxable Periods (calculated by treating the day after the Distribution Date as the first day of any Post-Distribution Taxable Period) reflected on the Tax Returns, the responsibility for the filing thereof is imposed on Crane pursuant to this Agreement, (iv) Huttig is responsible for all Taxes for Post-Distribution Taxable Periods (calculated by treating the day after the Distribution Date as the first day of any Post-Distribution Taxable Period) reflected on the Tax Returns, the responsibility for the filing thereof is imposed on Huttig pursuant to this Agreement, (v) Crane will be entitled to any Tax Refunds relating to Tax Items attributable to the Crane Group, the respective assets or businesses of any member or members of the Crane Group or any Crane Tax Item arising in a Tax Indemnification Period and (vi) Huttig will be entitled to any Tax Refunds relating to Tax Items attributable to the Huttig Group or the respective assets or businesses of any member or members of the Huttig Group or any Huttig Tax Item arising in a Tax Indemnification Period.

                                    ARTICLE V
                          REPRESENTATIONS AND COVENANTS

        Section 5.1. REPRESENTATIONS.

            (a) Crane Representations.

               (i) Crane has reviewed the materials submitted to the IRS in connection with the Ruling Request and, to the best of Crane's knowledge, these materials, including, without limitation, any statements and representations concerning Crane, its business operations, capital structure and/or organization, are complete and accurate in all material respects. All representations made by Crane in the Ruling Request were accurate as of the date of the Ruling Request and will be accurate as of the effective date of this Agreement. With respect to any representation or statement made by or on behalf of Crane or the Crane Group in connection with the Ruling Request and to the extent such representation or statement relates to future actions or events under their control, neither Crane nor any member of the Crane Group will take any action that would have caused such representation or statement to be untrue if Crane or any member of the Crane Group had planned or intended to take such action at the time such representation or statement was made by or on behalf of Crane.

               (ii) Crane hereby represents and warrants to Huttig that Crane has no plan or intention to undertake any of the transactions set forth in
Section 5.2(a) nor does Crane or any member of the Crane Group have any intention to cease to engage in the active conduct of its current trades or businesses (within the meaning of Section 355(b)(2) of the Code) during the Restricted Period.

            (b) Huttig Representations.

               (i) Huttig has reviewed the materials submitted to the IRS in connection with the Ruling Request and, to the best of Huttig's knowledge, these materials, including, without limitation, any statements and representations concerning Huttig, its business operations, capital structure and/or organization, are complete and accurate in all material respects. All representations made by or on behalf of Huttig or the Huttig Group in connection with the Ruling Request were accurate as of the date of the Ruling Request and will be accurate as of the effective date of this Agreement. With respect to any representation or statement made by or on behalf of Huttig or the Huttig Group in connection with the Ruling Request and to the extent such representation or statement relates to future actions or events under their control, neither Huttig nor any member of the Huttig Group will take any action that would have caused such representation or statement to be untrue if Huttig or any member of the Huttig Group had planned or intended to take such action at the time such representation or statement was made by or on behalf of Huttig.

               (ii) Huttig hereby represents and warrants to Crane that Huttig has no plan or intention to undertake any of the transactions set forth in
Section 5.2(b) nor does Huttig or any member of the Huttig Group have any intention to cease to engage in the active conduct of its current trade or business (within the meaning of Section 355(b)(2) of the Code) during the Restricted Period.

        Section 5.2.  COVENANTS.

            (a) Crane Covenants. Crane hereby agrees that:

               (i) Crane shall, and shall cause each member of the Crane Group to, comply in all material respects with each such representation and statement concerning Crane and the Crane Group made in the materials submitted to the IRS in the Ruling Request.

               (ii) Crane will, during the Restricted Period, continue the active conduct of the historic businesses conducted by Crane throughout the five-year period prior to the Distribution.

               (iii) Crane will not, nor will it permit any member of the Crane Group to, take any action inconsistent with the information and representations furnished to the IRS or any other Taxing Authority in connection with the Ruling Request (or any comparable pronouncement by a Taxing Authority under applicable law) with respect to the Distribution, regardless of whether such information and representations are included in the ruling or pronouncement issued by the IRS or other Taxing Authority.

            (b) Huttig Covenants. Huttig hereby agrees that:

               (i) Huttig shall, and shall cause each member of the Huttig Group to, comply in all material respects with each such representation and statement concerning Huttig and the Huttig Group made in the materials submitted to the IRS in the Ruling Request.

               (ii) During the Restricted Period, neither Huttig, nor any member of the Huttig Group conducting an active trade or business relied upon in connection with the Distribution, will liquidate, merge or consolidate with any other person without the prior written consent of Crane; provided that the foregoing shall not be deemed to prohibit Huttig and the members of the Huttig Group from entering into or acquiring other businesses or operations (subject to the limitations of this Section 5.2(b)), from disposing of or shutting down segments of such businesses or undertaking restructurings or reorganizations within the Huttig Group so long as Huttig and the members of the Huttig Group continue to engage in such businesses and continue to so maintain a substantial portion of their assets and business operations as they existed prior to the Distribution.

              (iii) Huttig will, during the Restricted Period, continue the active conduct of the historic business conducted by Huttig throughout the five-year period prior to the Distribution.

               (iv) Huttig will not, nor will it permit any member of the Huttig Group to, take any action inconsistent with the information and representations furnished to the IRS or any other Taxing Authority in connection with the Ruling Request (or any comparable pronouncement by a Taxing Authority under applicable law) with respect to the Distribution, regardless of whether such information and representations are included in the ruling or pronouncement issued by the IRS or other Taxing Authority.

               (v) Huttig will not repurchase stock of Huttig in a manner contrary to the requirements of section 4.05(1)(b) of Revenue Procedure 96-30 or in a manner contrary to the representations made in connection with the Ruling Request.

               (vi) Except as provided in Section 6.2(c), during the applicable period provided in Section 355(e)(2)(B) of the Code with respect to the Distribution, Huttig will not enter into any transaction or make any change in its equity structure (including stock issuances, pursuant to the exercise of options or otherwise, option grants, the adoption of, or authorization of shares under, a stock option plan, capital contributions, or acquisitions, but not including the Distribution) which may cause the Distribution to be treated as part of a plan pursuant to which one or more persons acquire directly or indirectly Huttig stock representing a "50-percent or greater interest" in Huttig within the meaning of Section 355(e)(4)(A) of the Code.

               (vii) Huttig shall provide to Crane, on the first business day of every month during the Restricted Period, a certificate describing any transaction or change in equity structure described in this Section 5.2.(b) and any option grants which occurred during the preceding month. Huttig agrees that Crane is to have no liability for any tax resulting from any action referred to in this Section 5.2.(b) and agrees to indemnify and hold harmless the Crane Group against any such tax. Huttig shall also bear all costs incurred in connection with obtaining any opinion of counsel or in connection with Crane's determination of whether or not to grant any written consent required under this
Section 5.2.(b).

            (c) Permitted Transactions. Following the Distribution Date, Huttig and its Affiliates may take any action or engage in conduct otherwise prohibited by Section 5.2 so long as prior to such action or conduct, as the case may be, Huttig receives either a ruling from the IRS or an Opinion of Counsel in form and substance reasonably satisfactory to Crane and upon which Crane can rely to the effect that the proposed action or conduct, as the case may be, will not cause the Distribution to fail to qualify for the tax treatment requested in the Ruling Request.

                                   ARTICLE VI
                        TAX INDEMNIFICATION; TAX CONTESTS


        Section 6.1.  INDEMNIFICATION.

            (a) Huttig Indemnification. Except as otherwise provided in Section 6.1(b), Huttig and the Huttig Group shall be liable for and shall indemnify, defend and hold harmless the members of the Crane Group from and against (A) all Taxes of or attributable to the Huttig Group, the respective assets or businesses of any member or members of the Huttig Group and any Huttig Tax Item for any Pre-Distribution Taxable Period, Straddle Period or Post-Distribution Taxable Period, (B) all liability (as a result of Treasury Regulation Section 1.1502-6(a) or a comparable state, local or foreign law) for Income Taxes of any person (other than a member of the Crane Group or the Huttig Group) which is or has ever been affiliated with any member of the Huttig Group or with which any member of the Huttig Group joins or has ever joined (or is or has ever been required to join) in filing any consolidated, combined or unitary Tax Return for any Pre-Distribution Taxable Period or Straddle Period; provided, however, if any member of the Crane Group also is or ever has been affiliated with or files or has ever filed (or is or has ever joined in the filing of) any such consolidated, combined or unitary Tax Return for the same Pre-Distribution Period or Straddle Period with any such person, then the amount of the liability under this provision shall be allocated between such member or members of the Crane Group and the Huttig Group in accordance with the principles described in
Section 4.1(a), (C) all Taxes (including but not limited to Taxes assessed by reason of the Distribution failing to qualify for tax-deferred treatment under Code (sections) 355) for any taxable period (whether beginning before, on or after the Distribution Date) that would not have been payable but for the breach by any member of the Huttig Group of any representation, warranty or obligation made by Huttig under this Agreement, the Distribution Agreement or the Ruling Request and (D) all liability for any reasonable legal, accounting, appraisal, consulting or similar fees and expenses relating to the foregoing.

            (b) Crane Indemnification. Except as otherwise provided in Section 6.1(a), Crane and the Crane Group shall be liable for and shall indemnify, defend and hold harmless the Huttig Group from and against (A) all Taxes attributable to the Crane Group, the respective assets or businesses of any member or members of the Crane Group and any Crane Tax Item for any Pre-Distribution Taxable Period, Straddle Period or Post-Distribution Taxable Period, (B) all liability (as a result of Treasury Regulation Section 1.1502-6(a) or a comparable state, local or foreign law) for Income Taxes of any person (other than a member of the Crane Group or the Huttig Group) which is or has ever been affiliated with any member of the Crane Group or with which any member of the Crane Group joins or has ever joined (or is or has ever been required to join) in filing any consolidated, combined or unitary Tax Return for any Pre-Distribution Taxable Period or Straddle Period; provided, however, if any member of the Huttig Group also is or ever has been affiliated with or files or has ever filed (or is or has ever joined in the filing of) any such consolidated, combined or unitary Tax Return for the same Pre-Distribution Period or Straddle Period with any such person, then the amount of the liability under this provision shall be allocated between such member or members of the Crane Group and the Huttig Group in accordance with the principles described in
Section 4.1(a), (C) all Taxes for any taxable period (whether beginning before, on or after the Distribution Date) that would not have been payable but for the breach by any member of the Crane Group of any representation, warranty or obligation made by Crane under this Agreement, the Distribution Agreement or the Ruling Request and (D) all liability for any reasonable legal, accounting, appraisal, consulting or similar fees and expenses relating to the foregoing.

            (c) Payments. Subject to Section 6.5(b), any indemnity payment required to be made pursuant to this Section 6.1 shall be paid within 30 days after the indemnified party makes written demand upon the indemnifying party, but in no case earlier than five business days prior to the date on which the relevant Taxes are required to be paid (or would be required to be paid if no such Taxes are due) to the relevant Taxing Authority.

        Section 6.2. NOTICE OF INDEMNITY. Whenever any member of the Crane Group or the Huttig Group, as the case may be, (hereinafter an "Indemnitee") receives written notice from any Tax Authority or otherwise of any pending or threatened Tax examination, audit or other administrative or judicial proceeding (hereinafter a "Tax Contest") which could reasonably be expected to result in a determination that would increase the liability for any Tax of such member or any other member of its Group for any Tax Indemnification Period or for any Post-Tax Indemnification Period or require a payment hereunder to the other party (hereinafter an "Indemnity Issue"), the Indemnitee shall notify the other Group (hereinafter the "Indemnitor") of such Indemnity Issue within 30 days of receipt of such notice. The failure of any Indemnitee to give (or any delay in giving) such notice shall not relieve any Indemnitor of its obligations under this Agreement except to the extent that such failure to give (or such delay in giving) such notice shall have adversely affected the Indemnitor's ability to defend against, settle, or satisfy any action, suit or proceeding against Indemnitor, or any damage, loss, claim, or demand for which Indemnitee is entitled to indemnification from Indemnitor under this Agreement.

        Section 6.3. TAX CONTESTS. To the extent that a Tax Contest relates to any Taxes for which a member of the Huttig Group is directly liable or has indemnification obligations hereunder, Huttig shall at its own expense control the defense and settlement of that portion of such Tax Contest. To the extent that a Tax Contest relates to any Taxes for which a member of the Crane Group is directly liable hereunder, Crane shall at its own expense control the defense and settlement of that portion of such Tax Contest. Provided, however, that the party in control of the Tax Contest shall in no event take any position in any such proceeding that would subject the party not in control of the defense to any civil fraud or any civil or criminal penalty, and provided, further, that the party in control of the Tax Contest shall not consent, without the prior written consent of the party not in control of the defense, which prior written consent shall not be unreasonably withheld, to any change in the treatment of any Tax Item that in any material respect adversely affects the Tax liability of the party not in control of the defense for a period for which that party is directly or indirectly liable under this Agreement.

        Section 6.4.  TIMING ADJUSTMENTS.

            (a) Timing Differences. If a Tax Audit Proceeding or an amendment of a Tax Return results in a Timing Difference, and such Timing Difference results in a decrease in an indemnity obligation Crane or Huttig has, or otherwise would have had, under Section 6.1 and/or an increase in the amount of a Tax Refund to which Crane or Huttig is entitled under Section 3.2, then in each Post-Tax Indemnification Period in which the Crane Group or the Huttig Group Actually Realizes an Income Tax Detriment, either Crane or Huttig, as the case may be, shall pay to the other an amount equal to such Income Tax Detriment; provided, however, that the aggregate payments required to be made under this Section 6.4(a) with respect to any Timing Difference shall not exceed the aggregate amount of the Income Tax Benefits realized by the Group from which such payment is made for all taxable periods and the Group receiving such payment for all Tax Indemnification Periods as a result of such Timing Difference. All such payments shall be made within 10 days after the relevant Income Tax Detriment has been Actually Realized and the Group Actually Realizing such Income Tax Detriment notifies the other Group, as the case may be.

            (b) Reverse Timing Differences. If a Tax Audit Proceeding or an amendment of a Tax Return results in a Reverse Timing Difference, and such Reverse Timing Difference results in an increase in an indemnity obligation of Crane or Huttig under Section 6.1 and/or a decrease in the amount of a Tax Refund to which Crane or Huttig is or would otherwise be entitled to under
Section 3.2, then in each Post-Tax Indemnification Period in which the Crane Group or the Huttig Group Actually Realizes an Income Tax Benefit, Crane or Huttig, as the case may be, shall pay to the other an amount equal to such Income Tax Benefit; provided, however, that the aggregate payments required to be made under this Section 6.4(b) with respect to any Reverse Timing Difference shall not exceed the aggregate amount of the Income Tax Detriments realized by the Group from which such payment is made for all taxable periods and the Group receiving such payment for all Tax Indemnification Periods as a result of such Reverse Timing Difference. All such payments shall be made within ten days after the relevant Income Tax Benefit has been Actually Realized.

        Section 6.5.  PAYMENTS NET OF TAXES.

            (a) Gross Up and Characterization. The amount of any payment under this Agreement shall be (i) increased to take account of any net Tax cost incurred by the recipient thereof as a result of the receipt or accrual of payments hereunder (grossed-up for such increase) and (ii) reduced to take account of any net Tax benefit realized by the recipient arising from the incurrence or payment of any such payment, other than any such net Tax benefit that the recipient is specifically entitled to retain pursuant to this Agreement. In computing the amount of any such Tax cost or Tax benefit, the recipient shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt or accrual of any payment hereunder. Except as provided in Section 6.5(b), or unless the parties otherwise agree to an alternative method for determining the present value of any such anticipated Tax benefit or Tax cost, any payment hereunder shall initially be made without regard to this Section and shall be increased or reduced to reflect any such net Tax cost (including gross-up) or net Tax benefit only after the recipient has Actually Realized such cost or benefit. It is the intention of the parties that payments made pursuant to this Agreement are to be treated as relating back to the Contribution and Distribution as an adjustment to the assets and liabilities contributed thereunder, and the parties shall not take any position inconsistent with such intention before any Taxing Authority, except to the extent that a final determination (as defined in Section 1313 of the Code) with respect to the recipient party causes any such payment not to be so treated.

            (b) Time for Payment. Notwithstanding any other provision of this Agreement, to simplify the administration of this Agreement, the payment of any amount less than [$150,000] required to be made pursuant to this Agreement by one party hereto to another party hereto need not be made to such other party prior to 30 days following the close of the calendar quarter during which such payment obligation arose.

            (c) Right to Offset. Any party making a payment under this Agreement shall have the right to reduce any such payment by any amounts owed to it by the other party to this Agreement.

                                   ARTICLE VII
                     COOPERATION AND EXCHANGE OF INFORMATION

        Section 7.1. COOPERATION AND EXCHANGE OF INFORMATION. Each party hereto, on behalf of itself and its Affiliates, agrees to provide the other parties hereto with such cooperation and information as such other parties shall reasonably request, and as promptly as practicable, in connection with the preparation or filing of any Tax Return or claim for or allocation of a Tax Refund not inconsistent with this Agreement or in conducting any Tax Audit Proceedings or other proceeding in respect to Taxes or to carry out the provisions of this Agreement. To the extent necessary to carry out the purposes of this Agreement and subject to the other provisions of this Agreement, such cooperation and information shall include without limitation the non-exclusive designation of an officer of Crane as an officer of Huttig solely for the purpose of pursuing refund claims, dealing with Taxing Authorities and defending Tax Audit Proceedings, in each case if such actions relate to Tax matters pertaining to or arising in the Tax Indemnification Period, as well as promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any Taxing Authority and providing copies of all relevant Tax Returns for the Tax Indemnification Period, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by Taxing Authorities, and records concerning the ownership and Tax basis of property, which either party may possess and which relate to the Tax Items on the Tax Returns. Subject to the rights of the Huttig Group under the other provisions of this Agreement, such officer shall have the authority to execute powers of attorney (including Form 2848) on behalf of each member of the Huttig Group with respect to Tax Returns and Taxes for the Tax Indemnification Period. Each party to this Agreement shall make, or shall cause its Affiliates to make, their employees and facilities available on a mutually convenient basis to provide an explanation of any documents or information provided hereunder.

        Section 7.2. RECORD RETENTION. Crane and Huttig agree to (i) retain all Tax Returns, related schedules and workpapers, and all material records and other documents as required under Section 6001 of the Code and the regulations promulgated thereunder relating thereto ("Tax Records") existing on the Distribution Date or created through the Distribution Date, for 10 years from the Distribution Date and (ii) allow the other parties to this Agreement and their representatives (and representatives of any of its Affiliates), at times and dates reasonably acceptable to the retaining party, to inspect, review and make copies of such records, and have access to such employees, as Crane and Huttig may reasonably deem necessary or appropriate from time to time, such activities to be conducted during normal business hours and without disruption to the respective business of either party. At the end of the 10-year period described in clause (i) Crane or Huttig, as the case may be, shall transfer such records (or cause such records to be transferred) to the other party (at such other party's sole expense), unless such other party notifies Crane or Huttig, as the case may be, within 90 days prior to the expiration of the 10-year period, that such other party does not desire to receive such Tax Records, in which case Crane or Huttig, as the case may be, may destroy or otherwise dispose of such undesired documents.

                                  ARTICLE VIII
                                  MISCELLANEOUS

        Section 8.1. ENTIRE AGREEMENT. This Tax Allocation Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof and thereof.

        Section 8.2. MODIFICATION OR AMENDMENT. The parties hereto may modify or amend this Agreement only by written agreement executed and delivered by duly authorized officers of the respective parties. Anything in this Agreement or the Merger Agreement to the contrary notwithstanding, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the Merger Agreement, the provisions of this Agreement shall control.

        Section 8.3. RESOLUTION OF DISPUTES. Any disputes between the parties with respect to this Agreement that cannot be resolved by good faith effort by the parties shall be submitted to the office of Deloitte & Touche LLP ("Deloitte"), which shall render its opinion as to such matters. Deloitte's determination shall be final and binding on all parties and Deloitte's fees and expenses shall be shared by each of Huttig and Crane in accordance with the final allocation of the Tax liability in dispute.

        Section 8.4. NOTICES. Any notice, request, instruction or other communication to be given hereunder by any party to any other party shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (ii) on the first business day following the date of dispatch if delivered by Federal Express or other nationally reputable next-day courier service, or (iii) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

            (a)   If to Huttig:

                  Gregory D. Lambert
                  Huttig Sash and Door, Inc.
                  Lakeview Center, Suite 400

                  145 South Outer Forty Road
                  Chesterfield, Missouri 63006-1041

            (b)   if to Crane:

                  David S. Smith
                  Crane Co.
                  100 First Stamford Place
                  Stamford, Connecticut  06902

        Section 8.5. NO THIRD PARTY BENEFICIARIES. Except as otherwise expressly provided herein, nothing contained in this Agreement is intended to confer upon any person or entity other than the parties hereto and their respective successors and permitted assigns, any benefit, right or remedies under or by reason of this Agreement.

        Section 8.6. ASSIGNMENT. No party to this Agreement shall convey, assign or otherwise transfer any of its rights or obligations under this Agreement without the express written consent of the other parties hereto in their sole and absolute discretion. Any such conveyance, assignment or transfer without the express written consent of the other parties shall be void ab initio. No assignment of this Agreement shall relieve the assigning party of its obligations hereunder.

        Section 8.7. TERM. This Agreement shall commence on the date of execution indicated below and shall continue in effect until otherwise agreed to in writing by Huttig and Crane, or their successors.

        Section 8.8. CAPTIONS. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

        Section 8.9. SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

        Section 8.10. SPECIFIC PERFORMANCE. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are or are to be thereby aggrieved shall have the right of specific performance and injunctive relief giving effect to its or their rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

        Section 8.11. COUNTERPARTS. For the convenience of the parties, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

        Section 8.12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

        Section 8.13. AGENT. Any consent rights of members of the Huttig Group under this Agreement shall be exercised by Huttig on behalf of the Huttig Group, and any notices given by the Crane Group to Huttig shall be deemed to be given to each member of the Huttig Group. Any consent rights of the Crane Group under this Agreement shall be exercised by Crane on behalf of the Crane Group on behalf of the Crane Group, and any notices given by Huttig to Crane shall be deemed to be given to each member of the Crane Group.


              [the remainder of this page intentionally left blank]

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first hereinabove written.

                                         CRANE CO.


                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------



                                         HUTTIG BUILDING PRODUCTS, INC.


                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------